PROSPECTUS



                  Micron Electronics, Inc. (logo)



                   1995 STOCK OPTION PLAN




     This Prospectus refers to 10,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of Micron Electronics, Inc. (the "Company") which are offered for sale to those employees of, and consultants to, the Company who hold options to purchase shares of Common Stock granted pursuant to the Company's 1995 Stock Option Plan. The terms and conditions of the plan, including the prices of the shares of Common Stock, are governed by the provisions and the agreements thereunder between the Company and the participants.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




       The date of this Prospectus is August 2, 1995, as amended November 24, 1997

     This Prospectus contains information concerning Micron
Electronics, Inc. and its 1995 Stock Option Plan, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to T. Erik Oaas, Executive Vice President, Finance and Chief Financial Officer, Micron Electronics, Inc., 900 East Karcher Road, Nampa, Idaho 83687. The Company's telephone number at that location is
(208) 898-3434.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates and can be obtained from the Commission's World Wide Web site at http://www.sec.gov. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company has been disclosed in the proxy statements distributed to shareholders of the Company and filed with the Commission.

     No person has been authorized to give any information or make any representations, other than those contained in this Prospectus, in connection with the stock option plan described in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                   1995 STOCK OPTION PLAN

                   SUMMARY OF INFORMATION

  This Prospectus relates to Common Stock, $.01 par value ("Common Stock"), of Micron Electronics, Inc. (the "Company") reserved for issuance upon exercise of options granted to employees or consultants under its 1995 Stock Option Plan, as amended (the "1995 Option Plan"). The shares of Common Stock issuable pursuant to the 1995 Option Plan are originally issued shares and, therefore, no fees, commissions or other charges are payable in connection with the issuance of such shares. This Prospectus sets forth information concerning the 1995 Stock Option Plan and will be distributed to participating employees pursuant to the Securities Act of 1933, as amended (the "Securities Act").

  The Company's executive offices are located at 900 East
Karcher Road, Nampa, Idaho 83687, and its telephone number at that location is (208) 898-3434.

                 THE 1995 STOCK OPTION PLAN

  The 1995 Option Plan was adopted by the Board of Directors in April 1995, approved by the shareholders of the Company at the Annual Meeting of Shareholders on June 20, 1995, and amended by the shareholders of the Company at the Annual Meeting of Shareholders on November 24, 1997. A total of 10,000,000 shares of Common Stock have been reserved for issuance under the 1995 Option Plan. The 1995 Option Plan includes provisions which allow the Company the discretion to grant options which comply with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to certain of the Company's highest paid executives, including compensation relating to stock options. The compensation of the highest paid executives relating to stock options is not subject to the deduction limit if certain requirements are met.

  The 1995 Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974
("ERISA").

  The following is a summary of the material features of the 1995 Option Plan. The 1995 Option Plan is attached as
Appendix A to the Prospectus, and the following summary is qualified in its entirety by reference to it.

Purpose of the 1995 Option Plan

  The stock options awarded under the 1995 Option Plan are designed to align employee and shareholder long-term interest and to enable the Company to attract, motivate and retain experienced and qualified personnel for positions of substantial responsibility.

Administration

  The 1995 Option Plan shall be administered by (i) the Board of Directors if the Board may administer the 1995 Option Plan in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) a committee appointed by the Board and constituted so as to permit the 1995 Option Plan to comply with the provisions of Rule 16b-3 and Section 162(m) of the Code. If permitted by Rule 16b-3, the 1995 Option Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of the plan description, the term "Committee" shall mean the Compensation Committee of the Board or, in the event that the 1995 Option Plan is administered by the Board of Directors, the Board of Directors. Members of the Board receive no additional compensation for their services in connection with the administration of the 1995 Option Plan.

  The Committee has the discretion to select the employees and/or consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1995 Option Plan. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option provided such amendment does not impair the rights of any Optionee unless mutually agreed otherwise by the Optionee and Committee. Options granted under the 1995 Option Plan will be evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The Company anticipates that the standard form of agreement will provide for an option term of six (6) years with the option exercisable as to one-fifth (1/5) of the shares subject to the option per year commencing with the first anniversary date of the date of grant.

Eligible Participants

  Only persons who are officers, employees or consultants of the Company will be eligible to participate in, and to receive options under, the 1995 Option Plan. Neither the members of the Committee, nor any member of the Company's Board of Directors, who is not also an officer or employee of or consultant to the Company, may participate in the 1995 Option Plan. An Optionee may be granted more than one option under the 1995 Option Plan. No person shall be granted options to purchase more than 250,000 shares during any fiscal year; provided, however, that in the fiscal year in which an employee commences employment with the Company, options granted to such employee shall be limited to 500,000 shares in such fiscal year. The purchase price per share payable by an Optionee upon exercise of each option intended to qualify under Section 162(m) of the Code shall be equal to the fair market value of the Company's Common Stock on the date of grant.

Term of Options

  The 1995 Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). The purchase price per share payable by an Optionee upon exercise of each ISO granted under the 1995 Option Plan shall be equal to the fair market value of the Company's Common Stock on the date of the grant. The fair market value of the Common Stock on a given date shall be the average closing price of the Common Stock on The Nasdaq Stock Market (or such national securities exchange on which the Common Stock is primarily traded) for the five (5) business days preceding such date, as reported in The Wall Street Journal; provided, however, that where there is no public market for the Common Stock, the fair market value per share shall be determined by the Board of Directors in its discretion. Options granted to consultants shall be NSOs. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1995 Option Plan shall be determined by the Committee.

  The exercise price of an option granted under the 1995
Option Plan may be paid in cash, check, promissory note, a reduction in the amount of any Company liability to the Optionee or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof, as determined by the Committee. Another method of payment available under the 1995 Option Plan includes the acceptance by the Stock Administration Department and a stock broker of documentation necessary to perform a cashless exercise transaction.

  In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Unless otherwise provided, options not yet exercisable terminate immediately upon the date of the termination. The Committee may grant options under the 1995 Option Plan which survive the termination of an Optionee's employment with the Company, and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

  Options granted under the 1995 Option Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1995 Option Plan may be exercised during an Optionee's lifetime only by the Optionee. In the event of the death of an Optionee, the exercisable portion of the Option at the time of death may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option), by the Optionee's estate or by a person who acquired the right to exercise the Option at the date of death.

Adjustments upon Change in Capitalization; Corporate
Transactions

  A maximum of 10,000,000 shares of the Company's Common Stock has been reserved for issuance pursuant to the 1995 Option Plan. In the event of a change in the number of issued shares of the Company's Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, a proportionate adjustment will be made in the number of shares reserved for issuance under the 1995 Option Plan and in the number and exercise price of shares subject to any outstanding options under the 1995 Option Plan, in order to maintain the purpose of the original grant. In addition, in connection with any merger or sale of substantially all of the assets of the Company, other than in a Change in Control (as defined in the 1995 Option Plan), each outstanding option may be assumed or an equivalent option substituted by a successor corporation. In lieu of such assumption or substitution, or if the successor corporation does not assume the options or substitute substantially equivalent options, the Board may determine in its sole discretion that all or a portion of the options outstanding should become exercisable. In the event of a Change in Control of the Company other than pursuant to a merger of the Company, the unexercised portion of outstanding options shall become immediately exercisable, to the extent such acceleration does not disqualify the 1995 Option Plan or cause an ISO to be treated as a NSO without the consent of the Optionee.

Amendment and Termination of the 1995 Option Plan

  The 1995 Option Plan was effective upon the adoption by the Company's Board of Directors and will terminate on April 26, 2005, unless earlier terminated by the Board of Directors. The Company's Board of Directors may, at any time, amend or terminate the 1995 Option Plan, provided that such termination will not adversely affect the rights of the Optionees under any outstanding options previously granted.

Federal Income Tax Consequences

  The following discussion of the U.S. federal income tax consequences of the 1995 Option Plan is intended to be a summary of applicable federal law as of the date of this Prospectus. State and local tax consequences may differ.
Because the U.S. federal income tax rules governing options and related payment are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

  Incentive Stock Options. No taxable income is recognized by the Optionee upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the Optionee within two years after the date of grant or within one year after the issuance of such shares to the Optionee, (i) upon the resale of such shares, any amount realized in excess of the option exercise price will generally be treated as a capital gain or loss (rather than ordinary income or loss), and (ii) no deduction will be allowed to the Company for U.S. federal income tax purposes.

  If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above (a "disqualifying disposition"), generally
(i) the Optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and
(ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term, mid-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

  Nonstatutory Stock Options. With respect to NSOs: (i) no income is recognized by the Optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the Optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an Optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

  Alternative Minimum Tax. The exercise of an ISO granted under the 1995 Option Plan may subject the Optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the Optionee pursuant to an NSO. See "Nonstatutory Stock Options," above. This adjustment to alternative minimum taxable income does not occur with respect to shares disposed of in a disqualifying disposition in the same calendar year as the exercise of the ISO. Under certain circumstances, an Optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an Optionee should consult his or her own tax advisor prior to exercising an ISO concerning the advisability of filing an election under
Section 83(b) of the Code for alternative minimum tax purposes.

  If an Optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

Restrictions on Resale

  Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. Common Stock acquired under the 1995 Option Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. Such reoffers or resales may not be made pursuant to this Prospectus.

                                                       Appendix A

                  MICRON ELECTRONICS, INC.
                   1995 STOCK OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this Stock
Option Plan are:

     * to attract, motivate and retain experienced and qualified personnel for positions of substantial responsibility,

     * to provide additional incentive to Employees and Consultants, and

     *    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock
Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the legal
requirements relating to the administration of stock option plans under Minnesota corporate and securities laws and the Code.

          (c) "Board" means the Board of Directors of the Company.

          (d)  "Change in Control"  means (i) the
acquisition by any person or entity of securities of Micron Electronics, Inc. such that such person or entity, directly, indirectly or beneficially, acting alone or in concert, (A) owns or controls more of the combined voting power of all classes of voting securities of Micron Electronics, Inc. than does Micron Technology, Inc. and (B) owns or controls more than twenty percent (20%) of the combined voting power of all classes of voting securities of Micron Electronics, Inc.; or (ii) the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the common stock of Micron Technology, Inc. outstanding at any time.

          (e)  "Code" means the Internal Revenue Code of
1986, as amended.

          (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (g)  "Common Stock" means the Common Stock of the
Company.

          (h)  "Company" means Micron Electronics, Inc., a
Minnesota corporation.

          (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j)  "Continuous Status as an Employee or
Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k)  "Director" means a member of the Board.

          (l)  "Disability" means total and permanent
disability as defined in Section 22(e)(3) of the Code.

          (m)  "Employee" means any person, including
Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n)  "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

          (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any
established stock exchange or a national market system including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the average closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Common Stock) for the five (5) business days preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii)     In the absence of an established
market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual
Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

          (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange
Act and the rules and regulations promulgated thereunder.

          (t)  "Option" means a stock option granted
pursuant to the Plan.

          (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option
Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (w)  "Optioned Stock" means the Common Stock
subject to an Option.

          (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

          (y)  "Parent" means a "parent corporation",
whether now or hereafter existing, as defined in Section
424(e) of the Code.

          (z)  "Plan" means this 1995 Stock Option Plan.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange
Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (cc) "Subsidiary" means a "subsidiary
corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock
Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company, has a significant ownership interest.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i)  Multiple Administrative Bodies.  If
permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to (i) Directors, (ii)
Officers who are not Directors, and (iii) Employees who are neither Directors nor Officers.

               (ii) Administration With Respect to Employees Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii)     Administration With Respect to
Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)  to determine the Fair Market Value of
the Common Stock, in accordance with Section 2(o) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               (iii)     to determine whether and to what
extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (v)  to approve forms of agreement for use
under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (viii)    to construe and interpret the terms
of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x)  to modify or amend each Option (subject
to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii)     to institute an Option Exchange
Program; and

               (xiii)    to make all other determinations
deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The
Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock
Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   Limitations.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to Employees:

               (i)  No Employee shall be granted, in any
fiscal year of the Company, Options to purchase more than 250,000 Shares; provided, however, that in the fiscal year in which an employee commences employment with the Company, options granted to such employee shall be limited to 500,000 Shares in such fiscal year. The purchase price per Share payable by an Optionee upon exercise of each Option intended to qualify under Section 162(m) of the Code shall be equal to the fair market value of the Company's Common Stock on the date of grant.

               (ii) The foregoing limitations shall be
adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

               (iii)     If an Option is canceled in the
same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     8.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A)  granted to an Employee who, at the
time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B)  granted to any Employee other than
an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock
Option, the per Share exercise price shall be determined by the Administrator. The per Share exercise price of Nonstatutory Stock Options intended to qualify under Section 162(m) of the Code shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii)     promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)     any combination of the foregoing
methods of payment; or

               (viii)    such other consideration and method
of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     9.   Exercise of Option.

          (a)  Procedure for Exercise; Rights as a
Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Employment or Consulting
Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option with respect to the shares covered by the exercisable portion of the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f)  Suspension.   Any Optionee who is also a
participant in the Retirement at Micron or Micron Electronics Retirement at Micron Section 401(k) Plan (each a "RAM Plan" and together the "RAM Plans") and who requests and receives a hardship distribution from any RAM Plan, is prohibited from making, and must suspend, for a period of twelve (12) months thereafter, his or her elective contributions and employee contributions including, without limitation to the foregoing, the exercise of any Option granted from the date of receipt by that employee of the hardship distribution from any RAM Plan.

     10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes in Capitalization,
Dissolution, Merger, or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, other than in either such case, a Change in Control, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In lieu of such assumption or substitution, or in the event the successor corporation does not assume the Option or substitute an equivalent option or right, the Administrator may provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control.   In the event of a Change
in Control, the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

     12. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     13. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten
(10) years from the effective date unless terminated earlier under Section 14 of the Plan.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

          (c)  Effect of Amendment or Termination.  No
amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company.

          (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Minnesota law.






Rev. 11/97